                                                                   EXHIBIT 10.14

                         JOINT VENTURE EXIT AGREEMENT


     THIS JOINT VENTURE EXIT AGREEMENT ("Agreement") is made as of this 7th day of February, 2000, by and among TeleNova Comunicacoes Ltda., a limited liability quota company, duly organized and existing under the laws of the Federative Republic of Brazil ("Brazil"), having a place of business at Alameda Araguaia, 933, conj. 46, Alphaville, Barueri, State of Sao Paulo, Brazil, registered with the C.G.C./M.F. under No. 02.519.780/0001-06 ("TeleNova"), TeleNova Overseas Ltd., a British Virgin Islands corporation and a wholly-owned indirect subsidiary of TeleNova ("TeleNova Overseas"), Telesisa Sistemas emTelecomunicacoes S.A., a company duly organized and existing under the laws of Brazil, having a place of business at R. Luigi Galvani, 200, 11.A, Sao Paulo, Brazil ("Telesisa"), ITXC Comunicacoes Ltda., a limited liability quota company duly organized and existing under the laws of Brazil, having a principal place of business at Alameda Araguaia, 933, conj. 46, sub-conj. 1, Alphaville, Barueri State of Sao Paulo, Brazil, registered with the C.G.C./M.F. under No. 02.691.621/0001-94 ("Ltda"), and ITXC Corp., a corporation duly organized and existing under the laws of the State of Delaware, USA, having a principal place of business at 600 College Road East, Princeton, New Jersey, USA 08540 ("ITXC"). Each of TeleNova, Telesisa, Overseas, Ltda and ITXC are also referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, effective as of July 19, 1998, TeleNova, Ltda and ITXC entered into that certain Joint Venture and Quotaholders Agreement (as amended, the "JV Agreement") pursuant to which such Parties organized Ltda as a limited liability quota company according to the laws of Brazil;

     WHEREAS, also effective as of July 19, 1998, the Parties entered into that certain Trademark, Service and Technology License Agreement pursuant to which ITXC licensed certain identified intellectual property to Ltda (the "License Agreement");

     WHEREAS, pursuant to the JV Agreement, TeleNova initially owned a fifty-one percent (51%) interest in Ltda and ITXC initially owned the remaining forty-nine percent (49%) interest in Ltda, such interests represented by quotas issued by Ltda;

     WHEREAS, TeleNova has assigned to Telesisa a ten percent (10%) portion of its interest in Ltda;

     WHEREAS, each of the Parties, for their respective mutual benefit and in accordance with the terms and conditions contained herein, desire to terminate the joint venture relationship and license relationship created between them pursuant to the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto hereby agree as follows:

  1.  Sale to TeleNova of ITXC's 49% Interest in Ltda.
      -----------------------------------------------

  (a) Contemporaneously with the execution of this Agreement, ITXC hereby transfers to TeleNova ITXC's forty-nine percent (49%) ownership interest in Ltda. To effect such transfer, ITXC hereby delivers to TeleNova all of its interest in one million four hundred seventy thousand (1,470,000) quotas of Ltda, representing ITXC's entire ownership interest in Ltda. Telesisa expressly waives its right to purchase its pro rata share of ITXC's 49% ownership interest in Ltda. TeleNova shall take all actions required to modify and amend Ltda's organizational documents to reflect the fact that ITXC no longer has any ownership interest in Ltda; provided that, to the extent necessary, ITXC (or its representative in Brazil), as the former owner of such forty-nine percent (49%) ownership interest, shall execute such documents as shall be necessary to reflect the fact that ITXC no longer has any ownership interest in Ltda.

  (b) TeleNova or any of its affiliates intends to commence a private placement of TeleNova's quotas or any of its affiliates' equity securities ("TeleNova Quotas") (such private placement, the "Proposed Private Placement"). In connection with the Proposed Private Placement, TeleNova shall receive from Bank of America, within seven days from the date hereof, a written valuation report setting forth the valuation of the issuer of the TeleNova Quotas immediately prior to the Proposed Private Placement (the "Valuation Report"). Within seven days of the date hereof, TeleNova shall (provided that ITXC complies with Section 4 hereof) transfer to ITXC a number of TeleNova Quotas equal to Six Million Dollars U.S. ($6,000,000) divided by the "Per Quota Price" (as hereinafter defined). For purposes of this Agreement, the term "Per Quota Price" shall mean a fraction, the numerator of which is the aggregate valuation of the issuer of the TeleNova Quotas, as set forth in the Valuation Report, expressed in U.S. dollars, and the denominator of which is the number of quotas or other equity interests, as the case may be, of such issuer outstanding on the date hereof. It is understood that such TeleNova Quotas will not be registered under the securities laws of any jurisdiction. The Parties shall not take any action, such as a stock split, stock dividend or other recapitalization, which will prejudice ITXC's rights under this Section 1(b) unless a reasonable adjustment is made under this Section 1(b) such that ITXC shall not be adversely affected by such action.

  2.  Termination of JV Agreement.  The JV Agreement is hereby terminated.  None
      ---------------------------
of the Parties shall have any remaining obligations under the JV Agreement, except with respect to (a) liabilities that have accrued thereunder prior to the date hereof and (b) obligations expressly described in the JV Agreement as obligations that survive termination of the JV Agreement.

  3.  Termination of the License Agreement.  The License Agreement is hereby
      ------------------------------------
terminated. None of the Parties shall have any remaining obligations under the JV Agreement, except with respect to (a) liabilities that have accrued thereunder prior to the date hereof and (b) obligations expressly described in the License Agreement as obligations that survive termination of the License Agreement.

  4.  Issuance of Shares.  Within seven days from the date hereof, ITXC shall
      ------------------
(provided that TeleNova complies with Section 1(b) hereof) issue and transmit to TeleNova Overseas a stock certificate, in TeleNova Overseas' name, representing one hundred and thirty-five thousand (135,000) shares of ITXC's common stock (the "TeleNova Shares") and shall issue and transmit to Telesisa a stock certificate, in Telesisa's name, representing fifteen thousand (15,000) shares of ITXC's common stock (the "Telesisa Shares" and, collectively with the TeleNova Shares, the "Shares").

  5.    Representations and Agreements of the TeleNova Parties.
        ------------------------------------------------------

  (a) TeleNova, TeleNova Overseas and Telesisa (collectively, the "TeleNova Parties") acknowledge that the Shares have not been registered under the United States Securities Act of 1933 (the "Act") or under the laws of any other jurisdiction.

  (b) The TeleNova Parties acknowledge that they are acquiring the Shares for investment purposes and not for purposes of distributing the Shares in violation of the provisions of the Act or any other laws.

  (c)  The TeleNova Parties agree that they will not transfer the Shares unless
(i) such transfer is registered under the Act and all other laws requiring registration prior to such transfer, (ii) ITXC receives an opinion of counsel, in form and substance satisfactory to ITXC, to the effect that such transfer is exempt from registration under the Act and all other applicable laws or (iii) the Securities and Exchange Commission (the "SEC") issues a letter, in form and substance reasonably satisfactory to ITXC, to the effect that the SEC will not take any enforcement action under the Act in connection with such transfer and counsel reasonably satisfactory to ITXC provides an opinion to ITXC that no other law requires such transfer to be registered. The opinion of counsel referred to in clause (ii) may be based on (a) the conclusion (if applicable) that the transfer is made outside the United States in compliance with the requirements of Rule 904 of Regulation S of the SEC and in compliance with applicable local laws and regulations, (b) the conclusion (if applicable) that the transfer is made pursuant to an exemption from registration under the Act provided by Rule 144 thereunder or (c) the conclusion that the Shares are otherwise transferred in a transaction that does not require registration under the Act or any applicable laws and regulations governing the offer and sale of securities.

  (d) The TeleNova Parties acknowledge that until, in the reasonable opinion of ITXC's counsel, such time as a legend is no longer required under applicable requirements of law, the certificates representing the Shares will bear a restrictive legend stating as follows:

        "The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be transferred unless (i) such transfer is registered under the Act and all other laws requiring registration prior to such transfer, (ii) ITXC receives an opinion of counsel satisfactory to ITXC to the effect that such transfer is exempt from registration under the Act and all other applicable laws or (iii) the Securities and Exchange Commission (the "SEC") issues a letter, in form and substance reasonably satisfactory to ITXC, to the effect that the SEC will not take any enforcement action under the Act in connection with such transfer and counsel reasonably satisfactory to ITXC provides an opinion to ITXC that no other law requires such transfer to be registered. The opinion of counsel referred to in clause (ii) may be based on (a) the conclusion (if applicable) that the transfer is made outside the United States in compliance with the requirements of Rule 904 of Regulation S of the SEC and in compliance with applicable local laws and regulations, (b) the conclusion (if applicable) that the transfer is made pursuant to an exemption from registration under the Act provided by Rule 144 thereunder or
  (c) the conclusion that the Shares are otherwise transferred in a transaction that does not require registration under the Act or any applicable laws and regulations governing the offer and sale of securities."

  (e) The TeleNova Parties acknowledge that they have been advised that ITXC intends to instruct its transfer agent to impose stop transfer restrictions in its records with respect to the Shares.

  (f) The TeleNova Parties acknowledge that they have received a copy of ITXC's final prospectus with respect to its September 1999 initial public offering (the "Prospectus") and have received a copy of ITXC's quarterly report on Form 10-Q with respect to the quarter ended September 30, 1999.

  6.  Name Change of Ltda.  Within 30 days after the date hereof, the parties
      -------------------
hereto other than ITXC shall change the name of Ltda to a name that does not include or make reference to the name ITXC and that is not confusingly similar to the name ITXC and shall provide evidence thereof in a form reasonably satisfactory to ITXC.

  7.  Ltda Agreements.  All agreements, other than (a) the JV Agreement, (b) the
      ---------------
License Agreement and (c) any other agreement between Ltda and ITXC or any subsidiary or affiliate of ITXC, shall remain in full force and effect in accordance with their terms.

  8.  ITXC/TeleNova Affiliation.  Within seven days from the date hereof,
      -------------------------
TeleNova and ITXC shall execute ITXC's standard WWeXchange Network Services Origination/Termination Agreement, in the form and substance of the agreement annexed hereto and incorporated herein as Exhibit A, and ITXC's standard Agent
                                          ---------
Agreement, in the form and substance of the agreement annexed hereto and incorporated herein as Exhibit B.
                       ---------

  9.  Non-Compete.  Set forth in Exhibit C annexed hereto and incorporated
      -----------                ---------
herein is a list of certain agreements or prospective agreements between Ltda and customers of Ltda which survive the expiration of the JV Agreement and the License Agreement (each a "Ltda Contract" and, collectively, the "Ltda Contracts"). Notwithstanding the foregoing, a prospective agreement described in such Exhibit C shall cease to be a "Ltda Contract" if such agreement is not executed within three (3) months from the date hereof. With respect to each customer that is a party to a Ltda Contract a ("Ltda Contract Customer"), ITXC shall not compete with TeleNova for the business of such customer within the "Territory" (as hereinafter defined) until the soonest of (i) four (4) years following the date hereof, (ii) such contract ceases to be a Ltda Contract in accordance with the immediately preceding sentence or (iii) the date on which TeleNova no longer provides IP telephony services to such customer within the Territory under such Ltda Contract (with respect to each Ltda Contract Customer, the "Non-Compete Period"). TeleNova acknowledges and agrees that upon the termination of any Ltda Contract (or upon the cessation of any treatment of such contract as a Ltda Contract) or in the event that a Ltda Contract Customer is no longer obtaining services from TeleNova within the Territory, ITXC's non-competition obligation with respect to the applicable Ltda Contract Customer expires and ITXC may solicit the business of such Ltda Contract Customer in the Territory (as well as outside the Territory). During the Non-Compete Period for each Ltda Contract Customer, TeleNova shall exclusively route through ITXC, at competitive market prices, or shall cause Ltda to exclusively route through ITXC, all IP telephony traffic from or to such Ltda Contract Customer inside or outside the Territory, including without limitation all traffic which (x) originates within any of the countries of Brazil, Argentina, Uruguay, Paraguay and Chile (the "Territory") and terminates outside the Territory, (y) originates from outside the Territory and terminates in the Territory or (z) originates and terminates outside the Territory; provided, however, that traffic which both originates and terminates within the Territory shall not be subject to such exclusivity requirement.

  10.  Publicity Announcement.  At the appropriate time, ITXC shall issue a
       ----------------------
public announcement identifying TeleNova as the first international distributor for corporate SNARCs (as described in the Prospectus) to Spanish and Portuguese speaking markets (the "SNARC Announcement") and, if applicable, that ITXC is a shareholder of TeleNova. The timing of the SNARC Announcement shall be at the sole discretion of ITXC and is dependent on a successful pilot test by ITXC of the corporate SNARC product.

  11.  Compliance with Laws.  Each Party agrees to comply in all material
       --------------------
respects with all applicable laws, rules and regulations of any jurisdiction required for the purpose of fulfilling its obligations under this Agreement.

  12.  Expenses.  Except as otherwise expressly provided herein, all expenses
       --------
incurred by the Parties in connection with this Agreement will be borne wholly by the Party incurring such expenses.

  13.  Publicity.  Except as set forth in Section 10 hereof or as required by
       ---------
law or as disclosed in documents filed by ITXC with the SEC or by TeleNova with any comparable agency, no Party shall create, publish, distribute or permit any written material making reference to the other Party or Parties, without first submitting such material to the other Party and/or Parties and obtaining such Party's prior written consent, such consent not to be unreasonably delayed or withheld.

  14.  Intellectual Property.    Except as expressly set forth herein, this
       ---------------------
Agreement shall not be construed as a license for any Party to use any trademark, service mark or other intellectual property right of any other Party. Any inventions or other intellectual property developed by a Party hereto shall be the property of that Party.

  15.  Assignment and Subcontracting; Successors and Assigns.  This Agreement
       -----------------------------------------------------
may not be assigned by any Party without the consent of each other Party, which consent shall not be unreasonably withheld or delayed, provided, however, that this Agreement may be assigned without prior consent to a third party that acquires substantially all of the stock or assets of a Party. The Parties acknowledge that any Party may contract or subcontract any of its rights, duties or obligations under this Agreement to a third party, but that such contracting or subcontracting shall not relieve a Party from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, permitted assigns and legal representatives.

  16.  Construction of Agreement.  Each of the Parties have participated fully
       -------------------------
in the preparation and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply to the interpretation of this Agreement.

  17.  No Partnership.  The Parties hereto are independent contractors, and
       --------------
nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between or among the Parties. No Party has authority to make or accept any offers or representations on behalf of any other Party hereto.

  18.  Further Assurances.  Each Party will do such further acts, including
       ------------------
executing and delivering additional agreements or instruments as the other may reasonably require, to consummate, evidence, confirm or give effect to the agreements contained in this Agreement.

  19.  Governing Law.  This Agreement, the performance thereof and any and all
       -------------
matters arising directly or indirectly herefrom and/or therefrom shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New Jersey, USA, without regard to such State's conflicts or choice of laws provisions.

  20.  Notices.  Any notice or other communication required or permitted to be
       -------
given hereunder shall be in writing and given by hand delivery or by confirmed facsimile, or sent, postage prepaid, by registered, certified (return receipt requested) or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or confirmed facsimile or if mailed, five calendar days after mailing (three days in the case of express mail or overnight courier service), addressed as follows:

  If to ITXC:                                  With a Copy to:
  ----------                                   --------------
  ITXC Corp.                                   LOWENSTEIN SANDLER PC
  600 College Road East                        65 Livingston Avenue
  Princeton, NJ USA  08540                     Roseland, NJ USA  07068
  Facsimile: 609-419-1511                      Facsimile: 973-597-2400
  Attn:  Mr. Thomas Evslin                     Attn: Peter H. Ehrenberg, Esq.

  If to TeleNova, TeleNova Overseas and        With a Copy to:
  -------------------------------------        --------------
  and Telesisa:
  ------------
  TeleNova Comunicacoes Ltda.                  TeleNova Communications Corp.
  R. Arandu, 281 9.A                           100 N. Biscayne Blvd. Suite 2905
  04562-030 Sao Paulo, SP Brazil               Miami, Florida 33152
  Facsimile:(+5511) 5506-4525 x.120            Facsimile: 305-357-2508
  Attn: Mr. Ulrich Kuhn                        Attn: Mr. Hiran Marques


  If to Ltda:                                  With a Copy to:
  ----------                                   --------------
  ITXC Comunicacoes Ltda.                      TeleNova Communications Corp.
  Alameda Araguaia,                            100 N. Biscayne Blvd. Suite 2905
  933, conj. 46,sc 1,                          Miami, Florida 33152
  Alphaville, Barueri,                         Facsimile: 305-357-2508
  Sao Paulo, Brazil                            Attn: Mr. Hiran Marques
  Facsimile:(+5511)5506-4525 x.120
  Attn: Mr. Claudio Collado

or to such other address as a Party may designate in writing to another Party.

   21. Partial Invalidity. If any term or provision of this Agreement is held to
       ------------------
be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability and shall be enforced to the fullest extent permitted by applicable law, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement.

   22.  Successors and Assigns.  The rights and obligations of the Parties
        ----------------------
shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

   23.   Waiver.  The failure to enforce or the delay in enforcement of any
         ------
provision, right or option of this Agreement by any Party hereto shall in no way be construed to be a waiver of such provision, right or option, nor shall such action be deemed a waiver of any other right which that Party may otherwise have at law or in equity.

   24.   Headings.  The titles and headings contained in this Agreement are for
         --------
reference purposes only and shall not in any manner limit the construction of this Agreement.

   25.   Counterparts.  This Agreement may be executed simultaneously in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   26.   Entire Agreement; Amendment.  This Agreement sets forth the entire
         ---------------------------
agreement and understanding among the Parties with respect to its subject matter and merges and supersedes all previous communications, negotiations, representations, understandings and agreements, either oral or written, between or among the Parties with respect to the subject matter hereof. No amendment or modification of this Agreement shall be binding on either Party hereto, unless reduced to writing and duly executed by an authorized representative of each of the Parties hereto.

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


TeleNova Comunicacoes Ltda.           Telesisa Sistemas emTelecomunicacoes S.A.

By: /s/ Ulrich Kuhn                   By: /s/ Antonio M. Moracci

Name: Ulrich Kuhn                     Name: Antonio M. Moracci

Title: Chief Operating Officer        Title: President



ITXC Comunicacoes Ltda.               ITXC Corp.

By: /s/ Claudio Collado               By: /s/ Tom Evslin

Name: Claudio Collado                 Name: Tome Evslin

Title: General Manager                Title: Chairman and Chief Executive
                                             Officer



TeleNova Overseas Ltd.

By: /s/ Hiran Marques

Name: Hiran Marques

Title: Director